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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-63983) of Odetics, Inc. and in the related Prospectus and in the Registration Statement (Form S-8 No. 333-05735) pertaining to the Amended and Restated Outside Director Stock Plan of Odetics, Inc. and the Odetics, Inc. Long-Term Incentive Equity Plan of Odetics, Inc. of our report dated May 24, 1996, with respect to the consolidated financial statements and schedule of Odetics, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 1996.


                                                     /s/ ERNST & YOUNG LLP


Orange County, California
June 28, 1996